Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Fourth Quarter and Fiscal 2018 Financial Results

  Net sales increased 23.5% from fiscal 2017 to $1,709.8 million
  Comparable store sales increased 9.2% from fiscal 2017
  Diluted earnings per share (“EPS”) increased 7.8% to $1.11 from $1.03 in fiscal 2017; Adjusted diluted EPS increased 40.6% to $0.97 from $0.69 in fiscal 2017
  Provides first quarter and full year fiscal 2019 sales and earnings outlook

ATLANTA--(BUSINESS WIRE)--February 21, 2019--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” “Our” the “Company,” or “Floor & Decor”) announces its financial results for the fourth quarter and fiscal 2018, which ended December 27, 2018.

Tom Taylor, Chief Executive Officer, stated, “We are pleased with our fourth quarter and fiscal 2018 results. We successfully opened 17 new stores during fiscal 2018, including the opening of our 100th store in Burlingame, California. This is a significant milestone for our Company, as we continue down a path towards 400 potential stores. Our fourth quarter and full year 2018 results are a testament to the hard work and dedication that all our associates demonstrate every day serving our customers and communities. They are key to our success.”

Mr. Taylor continued, “We remain highly confident in the long-term momentum that is building at Floor & Decor and are proud to have finished 2018 with our 10th consecutive year of double-digit comparable same store sales growth excluding the impact on the Houston market due to Hurricane Harvey and our sixth consecutive year of 20% new store growth. We enter 2019 in a strong position and remain committed to and building on the same strategies and investments in our business that have made us successful for almost two decades.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017. Please see “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Fiscal Year Ended December 27, 2018

  Net sales increased 23.5% to $1,709.8 million from $1,384.8 million in the same period of fiscal 2017. Comparable store sales increased 9.2%. Comparable store sales excluding Houston increased 10.0%.
  The Company opened 17 new stores and relocated one store during the year ending December 27, 2018.
  Operating income increased 11.5% to $131.3 million from $117.8 million in the same period of fiscal 2017. Operating margin decreased 80 basis points to 7.7%.
  Net income increased 13.0% to $116.2 million compared to $102.8 million in the same period of fiscal 2017. Diluted EPS was $1.11 compared to $1.03 in the same period of fiscal 2017.
  Adjusted net income* increased 42.9% to $101.5 million compared to $71.0 million in the same period of fiscal 2017. Adjusted diluted EPS* was $0.97 compared to $0.69 in the same period of fiscal 2017, an increase of 40.6%.
  Adjusted EBITDA* increased 20.9% to $191.9 million compared to $158.8 million in the same period of fiscal 2017.

For the Thirteen Weeks Ended December 27, 2018

  Fourth quarter net sales increased 12.1% to $436.7 million from $389.5 million in the fourth quarter of fiscal 2017. Comparable store sales increased 0.5%. Comparable store sales excluding Houston increased 8.7%.
  The Company opened five new stores and relocated one store during the fourth quarter of fiscal 2018, ending the quarter with 100 warehouse format stores.
  Operating income decreased 28.0% to $23.3 million from $32.4 million in the fourth quarter of fiscal 2017. Operating margin decreased 300 basis points to 5.3%.
  Net income decreased 62.7% to $17.9 million compared to $48.0 million in the fourth quarter of fiscal 2017. Diluted EPS was $0.17 compared to $0.46 in the fourth quarter of fiscal 2017.
  Adjusted net income* increased 4.7% to $20.8 million compared to $19.9 million in the fourth quarter of fiscal 2017. Adjusted diluted EPS* was $0.20 compared to $0.19 in the fourth quarter of fiscal 2017, an increase of 5.3%.
  Adjusted EBITDA* increased 2.3% to $44.5 million compared to $43.5 million in the fourth quarter of fiscal 2017.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

First Quarter and Fiscal 2019 Sales and Earnings Outlook (In millions, except EPS and store count)

Thirteen Weeks Ended
3/28/2019
Net sales	$474 - $482
Comparable store sales	2.0% to 4.0%
GAAP diluted EPS	$0.25 - $0.27
Adjusted diluted EPS	$0.26 - $0.28
Diluted weighted average shares outstanding	104.1
Adjusted EBITDA	$56.1 - $58.7
Warehouse format store count	103
New warehouse format stores	3

Year Ended
12/26/2019
Net sales	$2,060 - $2,094
Comparable store sales	6.0% to 8.0%
GAAP diluted EPS	$1.01 - $1.06
Adjusted diluted EPS	$1.07 - $1.12
Diluted weighted average shares outstanding	104.5
Adjusted EBITDA	$233.8 - $240.9
Depreciation and amortization	Approximately $69.9
Interest expense	Approximately $9.5
Tax rate	23.1%
Warehouse format store count	120
New warehouse format stores	20
Capital Expenditures	$220 - $230

The above guidance includes certain non-GAAP financial measures (namely Adjusted EBITDA and Adjusted diluted EPS). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

While the Company is still completing its assessment of the effectiveness of its internal control over financial reporting as of December 27, 2018, it expects to report a material weakness in internal control over financial reporting in its upcoming Annual Report on Form 10-K for fiscal 2018. This material weakness relates to ineffective information technology general controls in the areas of user access and program change-management over certain information technology systems that support the Company’s financial reporting processes. As a result of the identification of the material weakness, the Company has performed further analysis and completed additional procedures intended to ensure its consolidated financial statements for fiscal 2018 are prepared in accordance with GAAP. Based on these procedures and analysis, and notwithstanding the material weakness in the Company’s internal control over financial reporting, there have been no misstatements identified in the Company’s financial statements as a result of this material weakness, and the Company expects to timely file its upcoming Form 10-K.

While remediation efforts have begun, the material weakness will not be considered remediated until the applicable controls operate for a sufficient period of time and the Company’s management has concluded, through testing, that such controls are operating effectively. The Company expects that the remediation of this material weakness will be completed prior to the end of fiscal 2019.

Conference Call Details

A conference call to discuss the fourth quarter and full year fiscal 2018 financial results is scheduled for today, February 21, 2019, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours following the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13686467. The replay will be available until February 28, 2019.

About Floor & Decor Holdings, Inc.

Floor & Decor is a leading specialty retailer of hard surface flooring, offering the broadest in-stock selection of tile, wood, stone, related tools and flooring accessories at everyday low prices. The company was founded in 2000 and is headquartered in Smyrna, Georgia.

Comparable Store Sales

Comparable store sales refer to period over period comparisons of our net sales among the comparable store base, which has historically been when customers obtained possession of their product. Starting in 2018, when the new revenue recognition standard was adopted (as described in the Company’s Annual Report for fiscal 2017 filed with the Securities and Exchange Commission on March 5, 2018 (the “Annual Report”)) our comparable store sales refer to period-over-period comparisons of our net sales based on when the customer obtains control of their product, which is typically at the time of sale and may be slightly different than our historically reported net sales due to timing of when final delivery of the product has occurred. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Since our e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in square footage of an existing comparable store, including remodels and relocations, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed temporarily and relocated within their primary trade areas are included in same store sales. Additionally, any stores that were closed during the current or prior fiscal year are excluded from the definition of comparable stores.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as Adjusted net income divided by Adjusted diluted weighted average shares outstanding (i.e., the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing shares in our initial public offering (our “IPO”). We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss on asset disposal, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc. Consolidated Statements of Income (In thousands, except per share data) (Unaudited)

	Thirteen Weeks Ended
	12/27/2018		12/28/2017		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$436,739	100.0%	$389,501	100.0%	12.1%
Cost of sales	255,721	58.6	227,127	58.3	12.6
Gross profit	181,018	41.4	162,374	41.7	11.5
Operating expenses:
Selling & store operating expenses	119,120	27.3	102,223	26.2	16.5
General & administrative expenses	30,332	6.9	25,090	6.5	20.9
Pre-opening expenses	8,253	1.9	2,660	0.7	210.3
Total operating expenses	157,705	36.1	129,973	33.4	21.3
Operating income	23,313	5.3	32,401	8.3	(28.0)
Interest expense	2,817	0.6	2,400	0.6	17.4
Income before income taxes	20,496	4.7	30,001	7.7	(31.7)
Provision for income taxes	2,594	0.6	(17,975)	(4.6)	NM
Net income	$17,902	4.1%	$47,976	12.3%	(62.7)%
Basic weighted average shares outstanding	97,428		94,961
Diluted weighted average shares outstanding	103,790		104,238
Basic earnings per share	$0.18		$0.51		(64.7)%
Diluted earnings per share	$0.17		$0.46		(63.0)%

	Year Ended
	12/27/2018		12/28/2017		% Increase
	Actual	% of Sales	Actual	% of Sales	(Decrease)
Net sales	$1,709,848	100.0%	$1,384,767	100.0%	23.5%
Cost of sales	1,007,580	58.9	812,203	58.7	24.1
Gross profit	702,268	41.1	572,564	41.3	22.7
Operating expenses:
Selling & store operating expenses	439,495	25.7	353,647	25.5	24.3
General & administrative expenses	105,327	6.2	84,661	6.1	24.4
Pre-opening expenses	26,145	1.5	16,485	1.2	58.6
Total operating expenses	570,967	33.4	454,793	32.8	25.5
Operating income	131,301	7.7	117,771	8.5	11.5
Interest expense	8,917	0.5	13,777	1.0	(35.3)
Loss on early extinguishment of debt	—	—	5,442	0.4	(100.0)
Income before income taxes	122,384	7.2	98,552	7.1	24.2
Provision for income taxes	6,197	0.4	(4,236)	(0.3)	NM
Net income	$116,187	6.8%	$102,788	7.4%	13.0%
Basic weighted average shares outstanding	96,770		90,951
Diluted weighted average shares outstanding	104,561		99,660
Basic earnings per share	$1.20		$1.13		6.2%
Diluted earnings per share	$1.11		$1.03		7.8%

NM – Not Meaningful

Consolidated Balance Sheets (In thousands, except share and per share data) (Unaudited)

	As of	As of
	December 27,	December 28,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$644	$556
Income taxes receivable	4,324	12,472
Receivables, net	67,527	54,041
Inventories, net	471,014	427,950
Prepaid expenses and other current assets	15,949	8,193
Total current assets	559,458	503,212
Fixed assets, net	328,366	220,952
Intangible assets, net	109,330	109,362
Goodwill	227,447	227,447
Other assets	9,490	7,019
Total long-term assets	674,633	564,780
Total assets	$1,234,091	$1,067,992
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	313,503	258,730
Accrued expenses and other current liabilities	82,038	74,547
Deferred revenue	5,244	22,523
Total current liabilities	404,285	359,300
Term loans	141,834	144,562
Revolving line of credit	—	41,000
Deferred rent	36,980	25,570
Deferred income tax liabilities, net	26,838	27,218
Tenant improvement allowances	37,295	26,779
Other liabilities	2,550	703
Total long-term liabilities	245,497	265,832
Total liabilities	649,782	625,132
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 27, 2018 and December 28, 2017	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 97,588,539 shares issued and outstanding at December 27, 2018 and 95,509,179 issued and outstanding at December 28, 2017	98	96
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 27, 2018 and December 28, 2017	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at December 27, 2018 and December 28, 2017	—	—
Additional paid-in capital	340,462	323,419
Accumulated other comprehensive income (loss), net	186	(205)
Retained earnings	243,563	119,550
Total stockholders’ equity	584,309	442,860
Total liabilities and stockholders’ equity	$1,234,091	$1,067,992

Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Year Ended
	December 27,	December 28,
	2018	2017
Operating activities
Net income	$116,187	$102,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,992	38,062
Non-cash loss on early extinguishment of debt	—	5,442
Loss on asset disposals	23	128
Amortization of tenant improvement allowances	(4,494)	(3,311)
Deferred income taxes	(968)	(557)
Interest cap derivative contracts	(212)	—
Stock based compensation expense	6,514	4,959
Changes in operating assets and liabilities:
Receivables, net	(13,486)	(19,508)
Inventories, net	(53,557)	(134,248)
Other assets	(9,921)	(1,591)
Trade accounts payable	54,773	100,264
Accrued expenses and other current liabilities	(1,731)	9,485
Income taxes	6,221	(18,259)
Deferred revenue	3,002	8,067
Deferred rent	14,455	9,243
Tenant improvement allowances	15,010	7,984
Other	1,816	259
Net cash provided by operating activities	185,624	109,207
Investing activities
Purchases of fixed assets	(151,397)	(102,253)
Net cash used in investing activities	(151,397)	(102,253)
Financing activities
Borrowings on revolving line of credit	217,050	236,700
Payments on revolving line of credit	(258,050)	(245,700)
Payments on term loans	(3,500)	(197,500)
Net proceeds from initial public offering	—	192,336
Proceeds from exercise of stock options	10,531	8,874
Debt issuance costs	(170)	(1,559)
Net cash used in financing activities	(34,139)	(6,849)
Net increase in cash and cash equivalents	88	105
Cash and cash equivalents, beginning of the period	556	451
Cash and cash equivalents, end of the period	$644	$556
Supplemental disclosures of cash flow information
Cash paid for interest	$7,563	$15,748
Cash paid for income taxes	$1,082	$14,392
Fixed assets accrued at the end of the period	$15,120	$8,521
Fixed assets acquired as part of lease - paid for by lessor	$—	$1,786

Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except EPS) (Unaudited) Adjusted diluted weighted average shares outstanding

	Year Ended
	12/27/2018	12/28/2017
Diluted weighted average shares outstanding (GAAP)	104,561	99,660
Adjustments for issuance of shares at IPO	—	3,289
Adjusted diluted weighted average shares outstanding	104,561	102,949

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	12/27/2018	12/28/2017
Net income (GAAP):	$17,902	$47,976
Secondary offering costs (a)	—	730
Hurricane disaster recovery (b)	—	(397)
Miami distribution center exit (c)	5,840	—
Tax benefit of stock option exercises (d)	(1,572)	(10,555)
Research and development tax credits (e)	—	(429)
Deferred tax adjustment due to tax reform and other credits (f)	—	(17,842)
Tax impact of adjustments to net income (g)	(1,332)	428
Adjusted net income	$20,838	$19,911
Adjusted diluted weighted average shares outstanding	103,790	104,238
Adjusted diluted EPS	$0.20	$0.19

	Year Ended
	12/27/2018	12/28/2017
Net income (GAAP):	$116,187	$102,788
Interest due to IPO (h)	—	4,095
Term loan repricing (i)	—	880
Secondary offering costs (a)	1,134	1,712
Hurricane disaster (recovery) expenses (b)	(516)	76
Loss on early extinguishment of debt (j)	—	5,442
Miami distribution center exit (c)	7,120	—
Tax benefit of stock option exercises (d)	(19,728)	(21,771)
Research and development tax credits (e)	—	(429)
Deferred tax adjustment due to tax reform and other credits (f)	(1,174)	(17,842)
Tax impact of adjustments to net income (g)	(1,550)	(3,930)
Adjusted net income	$101,473	$71,021
Adjusted diluted weighted average shares outstanding	104,561	102,949
Adjusted diluted EPS	$0.97	$0.69

(a) For the period ended December 27, 2018, reflects costs accrued in connection with the secondary public offerings of the Company’s common stock by certain of the Company’s stockholders completed on September 18, 2018, (the
“September 2018 Secondary Offering”) and May 29, 2018 (the “May 2018 Secondary Offering” and, together with the September 2018 Secondary Offering, the “2018 Secondary Offerings”). For the period ended December 28,
2017, reflects costs accrued in connection with secondary public offerings of the Company’s common stock by certain of the Company’s stockholders completed on November 20, 2017, (the “November 2017 Secondary
Offering”) and July 25, 2017 (the “July 2017 Secondary Offering” and, together with the November 2017
Secondary Offering, the “2017 Secondary Offerings”). The Company did not sell any shares in the secondary offerings and did not receive any proceeds from the sales of shares by the selling stockholders.

(b) Expenses and losses, net of recoveries, from hurricanes Harvey and Irma.
(c) Amounts for the thirteen weeks and year ended December 27, 2018, relate to costs incurred in connection with the exit of the Company’s Miami distribution center.
(d) Tax benefit due to stock option exercises.
(e) Research and development tax credits related to prior periods recorded as a reduction of current year tax expense.

(f) Effect of the Company’s deferred tax rate adjustment to reflect the expected rate its deferred tax liabilities and assets will actualize at in future periods related to the 2017 tax reform act passed in December 2017. 2018 amount reflects the impact of tax rate changes resulting from tax reform on temporary differences as reported in the 2017 tax return as compared to what was originally recorded in the fiscal 2017 provision and other credits.

(g) Adjustments for taxes related to pre-tax adjustments above.

(h) Adjustment to decrease interest expense due to utilizing net IPO proceeds of approximately $192.0 million to pay down a portion of the Term Loan Facility (as described in the Company’s Annual Report) on March 31, 2017.

(i) Adjustment to reflect the decrease in interest expense due to the repricing of the Term Loan Facility on March 31,
2017, to lower our interest rate by 0.75% and another 0.50% effective October 1, 2017 (as described in the Annual
Report).

(j) Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	12/27/2018	12/28/2017
Net income (GAAP):	$17,902	$47,976
Depreciation and amortization (a)	13,448	9,227
Interest expense	2,817	2,400
Income tax expense	2,594	(17,975)
EBITDA	36,761	41,628
Stock compensation expense (b)	1,903	1,406
Loss on asset disposal	—	128
Other (c)	5,847	332
Adjusted EBITDA	$44,511	$43,494

	Year Ended
	12/27/2018	12/28/2017
Net income (GAAP):	$116,187	$102,788
Depreciation and amortization (a)	46,346	33,546
Interest expense	8,917	13,777
Loss on early extinguishment of debt (d)	—	5,442
Income tax expense	6,197	(4,236)
EBITDA	177,647	151,317
Stock compensation expense (b)	6,514	4,959
Loss on asset disposal	—	128
Other (c)	7,778	2,377
Adjusted EBITDA	$191,939	$158,781
(a) Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b) Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.

(c) Other adjustments include amounts management does not consider indicative of our core operating performance.
Amounts for the thirteen weeks and year ended December 27, 2018, primarily relate to costs associated with the
2018 Secondary Offerings, the exit of the Company’s Miami distribution center and expenses, net of recoveries, from hurricanes Harvey and Irma. Amounts for the thirteen weeks and year ended December 28, 2017, relate to costs in connection with the IPO, the 2017 Secondary Offerings, and expenses and losses from hurricanes Harvey and Irma.

(d) Reflects the use of net proceeds from the IPO of approximately $192.0 million to repay a portion of the amounts outstanding under the Term Loan Facility, which resulted in a loss on extinguishment of debt in the amount of approximately $5.4 million in 2017 (as described in the Annual Report).

Reconciliation of GAAP to Non-GAAP Financial Measures

First Quarter 2019 Earnings Outlook

(In millions, except per share data)

(Unaudited)

Certain numbers may not sum due to rounding

Adjusted net income and Adjusted diluted EPS

	Thirteen Weeks Ended
	3/28/2019		3/29/2018
	Low End	High End	Actual
Net income (GAAP):	$26.1	$28.0	$31.9
Hurricane disaster recovery (a)	—	—	(0.3)
Miami distribution center exit (b)	0.1	0.1	—
Store support center relocation (c)	1.5	1.5	—
Tax benefit of stock option exercises (d)	—	—	(4.9)
Tax impact of adjustments to net income (e)	(0.4)	(0.4)	0.1
Adjusted net income	$27.3	$29.2	$26.7
Diluted weighted average shares outstanding	104.1	104.1	104.7
Adjusted diluted EPS	$0.26	$0.28	$0.26
(a) Net insurance recoveries from hurricanes Harvey and Irma.
(b) Reflects costs associated with the exit of the Company’s Miami distribution center.
(c) Reflects costs associated with relocating our store support center in Smyrna, GA.
(d) Tax benefit due to stock option exercises.
(e) Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	3/28/2019		3/29/2018
	Low End	High End	Actual
Net income (GAAP):	$26.1	$28.0	$31.9
Depreciation and amortization (a)	15.9	15.9	10.2
Interest expense	2.4	2.4	1.8
Income tax expense	7.8	8.5	2.9
EBITDA	52.2	54.8	46.7
Stock compensation expense (b)	2.3	2.3	1.4
Other (c)	1.6	1.6	(0.3)
Adjusted EBITDA	$56.1	$58.7	$47.8
(a) Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b) Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.

(c) Other adjustments include amounts management does not consider indicative of our core operating performance.
Amounts for the thirteen weeks ended March 28, 2019 relate to costs associated with relocating our store support center in Smyrna, GA and the exit of the Company’s Miami distribution center. Amounts for the thirteen weeks ended March 29, 2018 relate to costs in connection with the net insurance recoveries from hurricanes Harvey and
Irma.

Reconciliation of GAAP to Non-GAAP Financial Measures

Fiscal Year 2019 Earnings Outlook

(In millions, except per share data)

(Unaudited)

Certain numbers may not sum due to rounding

Adjusted net income and Adjusted diluted EPS

	Year Ended
	12/26/2019		12/27/2018
	Low End	High End	Actual
Net income (GAAP):	$105.8	$111.1	$116.2
Secondary offering costs (a)	—	—	1.1
Hurricane disaster recovery (b)	—	—	(0.5)
Miami distribution center exit (c)	0.4	0.4	7.1
Store support center relocation (d)	7.0	7.0	—
Tax benefit of stock option exercises (e)	—	—	(19.7)
Deferred tax adjustment for tax reform and other credits (f)	—	—	(1.2)
Tax impact of adjustments to net income (g)	(1.7)	(1.7)	(1.6)
Adjusted net income	$111.5	$116.8	$101.5
Diluted weighted average shares outstanding	104.5	104.5	104.6
Adjusted diluted EPS	$1.07	$1.12	$0.97

(a) Amounts for the year ended 2018 relate to costs accrued in connection with the 2018 Secondary Offerings. The
Company did not sell any shares in the secondary offerings and did not receive any proceeds from the sales of shares by the selling stockholders.

(b) Net insurance recoveries from hurricanes Harvey and Irma.
(c) Reflects costs associated with the exit of the Company’s Miami distribution center.
(d) Reflects costs associated with relocating our store support center in Smyrna, GA.
(e) Tax benefit due to stock option exercises.

(f) Effect of our deferred tax rate adjustment to reflect the expected rate our deferred tax liabilities and assets will actualize at in future periods related to the 2017 tax reform act passed in December 2017 and other credits.

(g) Adjustment for taxes related to pre-tax adjustments above.

EBITDA and Adjusted EBITDA
	Year Ended
	12/26/2019		12/27/2018
	Low End	High End	Actual
Net income (GAAP):	$105.8	$111.1	$116.2
Depreciation and amortization (a)	69.9	69.9	46.3
Interest expense	9.5	9.5	8.9
Income tax expense	31.7	33.5	6.2
EBITDA	216.9	224.0	177.6
Stock compensation expense (b)	9.4	9.4	6.5
Other (c)	7.5	7.5	7.8
Adjusted EBITDA	$233.8	$240.9	$191.9
(a) Net of amortization of tenant improvement allowances and excludes deferred financing amortization, which is included as a part of interest expense in the table above.
(b) Non-cash charges related to stock-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.

(c) Other adjustments include amounts management does not consider indicative of our core operating performance.
Amounts for the year ended 2019 relate to costs associated with relocating our store support center in Smyrna, GA and the exit of the Company’s Miami distribution center. Amounts for the year ended 2018 relate to costs associated with the 2018 Secondary Offerings, the exit of the Company’s Miami distribution center and expenses, net of insurance recoveries from hurricanes Harvey and Irma.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended March 28, 2019, and all of fiscal 2019 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2019. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions, including the impact of recent natural disasters on sales.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II of the Annual Report and elsewhere in the Annual Report.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, diluted EPS, Adjusted diluted EPS, diluted weighted average shares outstanding, Adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended March 28, 2019, and all of fiscal 2019 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2019.

CONTACT:
Investor Contacts:

Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com

or

Matt McConnell
Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com